Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-258683, 333-259523, 333-267943, and 333-289058 on Form S-8, and 333-296201 on Form S-3, of NextTrip, Inc. of our report dated May 29, 2026, relating to our audits of the financial statements as of and for the years ended February 28, 2026 and February 29, 2025, which appear in this Annual Report on Form 10-K of NextTrip, Inc..

/s/ Haynie

Haynie

Salt Lake City, Utah

May 29, 2026